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                                                                EXHIBIT 4



                       AGREEMENT RE JOINT FILING


            Each of the undersigned hereby agrees, as required pursuant to Rule 13d-1(f)(1)(iii) under the Securities and Exchange Act of 1934, that this
Schedule 13D is to be filed on behalf of each such party.


                              INTERWEST GROUP, INC.


                              By:   /s/ THOMAS G. KUNDERT
                                 --------------------------------
                                 Name:  Thomas G. Kundert
                                 Title: Treasurer



                              ANSCHUTZ COMPANY


                              By:   /s/ PHILIP F. ANSCHUTZ
                                 --------------------------------
                                 Name:  Philip F. Anschutz
                                 Title: President


                              PHILIP F. ANSCHUTZ

                              /s/ PHILIP F. ANSCHUTZ
                              -----------------------------------






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